EXHIBIT 23.1

                          STEPHEN A. ZRENDA, JR., P.C.
                         ATTORNEYS AND COUNSELORS AT LAW
                             2440 BANK ONE CENTER
                              100 NORTH BROADWAY
                         OKLAHOMA CITY, OKLAHOMA 73102

Telephone (405) 235-2111  Email: ZRENDAESQ@AOL.COM    Telecopier (405) 235-2157

                            CONSENT OF LEGAL COUNSEL

         We hereby consent to the use of our name in the Form SB-2 registration statement of Power Technology, Inc.

Oklahoma City, Oklahoma                           STEPHEN A. ZRENDA, JR., P.C.
November 4, 2004

                                                  By: /s/ Stephen A. Zrenda, Jr.
                                                     ---------------------------
                                                         Stephen A. Zrenda, Jr.


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